Exhibit 10.16

Certain portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K because the omitted information is not material and is the type that Ace Green treats as private or confidential. The redaction of such information is indicated by [***].

SALES AGREEMENT

PARTIES

ACE: AGR LICENSING INC., a company incorporated and registered in the State of Delaware,U.S.A. with company number 6460737 whose principal business address is 2700 Post Oak Blvd., Suite 2100, Houston, Texas 77056, U.S.A. (the SELLER or ACE)

MEL METAL: MEL METAL LLC, a limited liability company incorporated and registered in Armenia with company registration number 271.110.1062990 whose registered office is at Apt 27, bld. 48/3, Leningradyan street, Ajapnyak, Yerevan, Armenia (the BUYER or “MEL METAL”),

DEFINITIONS

Battery Breaking and Shredding Unit: A Lithium-Ion Battery Breaker Unit is a specialized industrial machine specifically designed to break down and shred production scrap, used, end of life lithium ion batteries into black mass after they are discharged.

ACE Discharging System: ACE’s lithium-ion battery discharging system is engineered to discharge small format batteries.

ACE IP: means the intellectual property rights of ACE including, without limitation, ACE’s proprietary technology, methodology, know-how, inventions, patent rights and trade secrets associated with ACE’s proprietary technology for the discharging of Lithium-ion Batteries.

TRANSACTIONS

1.	Sale and License of Battery Breaking & Shredding Unit along with the Battery Discharging System

1.1.	Price: The price of the breaking, shredding and discharging unit is USD [***] (United States Dollar [***] Only) basis FOB [***] ([***]). This price also includes the discounted detailed engineering for the setup of the processing facility.

1.2.	Specifications: The specification of the battery breaker and the shredding unit is as per Appendix A. The battery discharging system is an integrated module comprising of tanks, pumps, pipes and valves etc. The details will be finalized during the detailed engineering phase which will be performed after finalization of the processing facility.

2.	Erection & Commissioning: ACE will conduct a test run of the plant in the workshop before shipping to Armenia and will mark the connections -and provide a 3D layout to assist with installation. If MEL METAL requires installation to be supervised in person by ACE engineers, the cost of installation, including but not limited to visa, travel, and lodging expenses for ACE’s team, will be borne by the Buyer at actual costs. Further, MEL METAL shall be responsible for providing the required infrastructure and general-purpose tools and other required specialised manpower such as fitters and electricians during the erection & commissioning process and these requirements will be firmed up during the Detailed Engineering.

2.1.	Subsequent to Commissioning, ACE shall provide reasonable technical support as required by MEL METAL via video conference during normal business hours in Armenia, which can be requested by the Licensee with at least 5 Business Days’ notice. In the event in-person technical support at the Sites is required, such support shall be provided by ACE upon receiving at least three (10) Business Days’ notice:

2.1.1.	at ACE’s expense during the first three (3) months after Commissioning, except that MEL METAL shall bear the cost of transportation, boarding and lodging of ACE’s support Personnel; and

2.1.2.	at MEL METAL’s expense after the expiration of the three (3) months from the Commissioning (including but not limited to travel, transportation, boarding and lodging expenses for ACE’s support Personnel, in addition to a per diem rate of USD [***] per support Personnel.

3.	Payment terms for Equipment:

3.1.	MEL METAL to make USD [***] as a deposit against the Seller’s Pro Forma Invoice immediately after signing of this agreement which includes USD [***] as deposit towards equipment and payment of USD [***] towards detailed engineering services. The second payment of USD [***] of the remaining amount to be paid upon confirmation of the readiness of equipment by the supplier. The Seller shall prepare Machine for packaging and loading within [***] ([***]) days after receiving the payments of [***] and [***] set forth in this clause.

The third payment of USD [***] to be paid upon loading of the machines in the container and balance of USD [***] to be paid after the installation.

4.	Shipment & Packaging: The loading of the shipments will commence after the receipt of the deposit payment. The anticipated shipment time is [***] days post receipt of the second tranche of USD [***] payment subject to the available vessel space and schedule. Packaging to be confirmed before the loading but is expected to be stuffed in 40’ high cubes x 20 Nos.

5.	Advertising the deal: Upon signing of this agreement, ACE shall be allowed to advertise this deal. MEL METAL to allow visitation rights to ACE’s team and potential clients with prior notice and permission. The visitation will be limited to ACE’s equipment areas. Further:

5.1.	ACE can utilize photographs and videos of ACE’s equipment during Erection & Commissioning and lead production at MEL METAL facility for ACE’s marketing and business purposes.

Upon signing of this agreement, MEL METAL shall be allowed to advertise this deal.

The advertisement language is subject of confirmation by ACE.

5.2.	Any press release relating to the deployment of any part of the ACE IP at MEL METAL’s facility shall require the prior express written approval of ACE. ACE and MEL METAL shall work together to develop press releases which can be released to news organizations’ and also posted on ACE’s website.

6.	Intellectual Property Protection: The protection of intellectual property (IP) shall be governed in accordance with ACE’s standard Intellectual Property Protection Terms and Conditions. These terms ensure that all proprietary information, including but not limited to patents, trademarks, copyrights, trade secrets, and any other confidential information, is safeguarded.

7.	Warranty:

7.1.	Limited Warranty

7.1.1.	The battery breaking and discharging unit are warranted to for a period of six (6) months from the date of installation of the equipment, such that they will be free from defects in material and workmanship. For the avoidance of doubt, Mel Metal acknowledges that damages to the equipment occurred during the shipment are not covered by the warranty.

7.1.1.1.	During the Warranty Period ACE, as may be commercially and logistically practical, either fix the defects of the Equipment or replace with Equipment of proper quality at ist expense in reasonable terms.

7.1.1.2.	These warranties do not apply where the equipment have:

(i)	been subjected to abuse, misuse, neglect, negligence, accident, improper testing, improper installation, improper storage, improper handling, abnormal physical stress, abnormal environmental conditions or use contrary to any instructions issued by ACE;

(ii)	been reconstructed, repaired, or altered by Persons other than ACE or its authorised Representative; or

(iii)	been used with any Third-Party Product, hardware, or product that has not been previously approved in writing by ACE.

7.2.	Mel Metal’s Exclusive Remedy for Defective Equipment

7.2.1.	Notwithstanding any other provision of this Agreement, this Clause contains Mel Metal’s exclusive remedy for Defective equipment. The remedy under this Clause is conditioned upon Mel Metal’s compliance with its obligations during the Warranty Period with respect to any allegedly Defective Equipment:

(b)	Mel Metal shall notify ACE, in writing, of any alleged claim or defect within five (5) Business Days from the date Mel Metal discovers, or upon reasonable inspection should have discovered, such alleged claim or defect (but in any event before the expiration of the applicable Warranty Period); and

(c)	If ACE’s inspection and testing reveals, to ACE’s reasonable satisfaction, that such Equipment are Defective and any such defect has not been caused or contributed to by any of the factors described under Clause 7.1.1.2 notify ACE, in writing, of any alleged claim or defect within five (5) Business Days from the date Mel Metal discovers, or upon reasonable inspection should have discovered, such alleged claim or defect (but in any event before the expiration of the applicable Warranty Period); and

(d)	ACE shall in its sole discretion, and at its expense repair or replace such Defective Equipment, or credit or refund the Price of such Defective Equipment less any applicable discounts, rebates or credits.

(e)	Mel Metal has no right to return for repair, replacement, credit, or refund any except as set forth in this Clause. In no event shall Mel Metal reconstruct, repair, alter, or replace any Equipment, in whole or in part, either itself or by or through any third party.

7.3.	Disclaimer

EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS CLAUSE, ACE MAKES NO WARRANTY WHATSOEVER WITH RESPECT TO THE EQUIPMENT, INCLUDING ANY (a) WARRANTY OF MERCHANTABILITY; OR (b) WARRANTY AGAINST INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY; WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE, OR OTHERWISE. MEL METAL ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY ACE, OR ANY OTHER PERSON ON ACE’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS CLAUSE.

7.4.	Withdrawal of Equipment

If ACE determines that any Equipment sold to MEL METAL may be Defective, at ACE’s request, Mel Metal shall withdraw all similar Equipment and, at ACE’s option, either return such Equipment to ACE or destroy such Equipment in accordance with ACE’s instructions. Notwithstanding the limitations of this Clause, if Mel Metal returns all withdrawn Equipment or destroys all Equipment, in either case consistent with ACE’s instructions, ACE shall (a) repair or replace all such returned Equipment or (b) replace such destroyed Equipment. Mel Metal’s remedy hereunder is not available if any such defect has been caused or contributed to by any of the factors described under this Clause. In the event ACE requires Mel Metal to destroy or return the equipment, Mel Metal may destroy or return the Equipment after the repair or replacement of the defected Equipment by ACE.

THIS CLAUSE SETS FORTH MEL METAL’S SOLE REMEDY AND ACE’S ENTIRE LIABILITY FOR ANY EQUIPMENT THAT ARE WITHDRAWN PURSUANT TO THIS CLAUSE.

8.	Termination:

8.1.	Mel Metal’s Right to Terminate: Mel Metal may terminate this Agreement if the Equipment is not shipped within [***] days of payment receipt by ACE as per the payment terms.

8.2.	Effect of Termination: Within 30 calendar days, ACE shall refund the payment received from Mel Metal as per the payment terms in this Agreement.

9.	Governing Law and Jurisdiction:

9.1.	Governing Law: This Agreement, including all Individual Transaction documents and exhibits, schedules, attachments, and appendices attached to this Agreement and thereto, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the Laws of the United States of America without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the Laws of any jurisdiction other than those of the United States of America. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.

9.2.	Jurisdiction: Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the a mutually agreed mediator based in London, England in accordance with the London Court of International Arbitration Rules (“LCIA Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this Clause. The seat of the arbitration shall be London, England. The Tribunal shall consist of three (3) arbitrators, and the language of the arbitration shall be English.

10.	Limitation of Liability

10.1.	No Liability for Consequential or Indirect Damages

NEITHER SELLER NOR ITS REPRESENTATIVES ARE LIABLE FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, LOST PROFITS OR REVENUES OR DIMINUTION IN VALUE, ARISING OUT OF OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF (A) WHETHER SUCH DAMAGES WERE FORESEEABLE, (B) WHETHER OR NOT IT WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND (C) THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT, OR OTHERWISE) UPON WHICH THE CLAIM IS BASED, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

NEITHER BUYER -MEL METAL NOR ITS REPRESENTATIVES ARE LIABLE FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, LOST PROFITS OR REVENUES OR DIMINUTION IN VALUE, ARISING OUT OF OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF (A) WHETHER SUCH DAMAGES WERE FORESEEABLE, (B) WHETHER OR NOT IT WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND (C) THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT, OR OTHERWISE) UPON WHICH THE CLAIM IS BASED, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

10.2.	Maximum Liability

SELLER’S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, SHALL NOT EXCEED THE TOTAL OF THE AMOUNTS PAID TO LICENSOR PURSUANT TO THIS AGREEMENT.

10.3.	Assumption of Risk

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MEL METAL ASSUMES ALL RISK AND LIABILITY FOR THE RESULTS OBTAINED BY THE USE OF ANY GOODS IN THE PRACTICE OF ANY PROCESS, WHETHER IN TERMS OF OPERATING COSTS, GENERAL EFFECTIVENESS, SUCCESS OR FAILURE, AND REGARDLESS OF ANY ORAL OR WRITTEN STATEMENTS MADE BY LICENSOR, BY WAY OF TECHNICAL ADVICE OR OTHERWISE, RELATED TO THE USE OF THE GOODS.

For AGR LICENSING INC.	For MEL METAL LLC

Name:	Name:

Designation:	Designation:

APPENDIX A